IMPORTANT NOTICE OF
BLACKOUT PERIOD IN BROWN-FORMAN CORPORATION COMMON STOCK

To:    Directors and Executive Officers of Brown-Forman Corporation (“Brown-Forman”)

From:    Matthew E. Hamel, Executive Vice President, General Counsel and Secretary

Date:    June 17, 2020

This notice is to inform you of significant restrictions on your ability to transact in Brown-Forman securities during an upcoming “blackout period”. The additional restrictions during this period are imposed on Brown-Forman directors and executive officers by Section 306(a) of the Sarbanes-Oxley Act of 2002 and Securities and Exchange Commission (“SEC”) Regulation BTR (Blackout Trading Restriction). It is in addition to Brown-Forman’s regularly scheduled blackout periods related to our earnings releases.

The blackout period is due to a change in the recordkeeper of the Brown-Forman Corporation Savings Plan and Brown-Forman Corporation Savings Plan for Collectively-Bargained Employees (together, the “Savings Plans”). To facilitate the migration of the Savings Plans to the new recordkeeper, Empower Retirement, there will be a blackout period during which Savings Plan participants will be unable to transfer or diversify investments or obtain a loan, withdrawal, or distribution from the Savings Plans. The blackout will begin at 4 p.m. Eastern time on July 27, 2020, and is expected to end during the week of August 16, 2020 (the “Blackout Period”).

In accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and SEC Regulation BTR, during the Blackout Period, Brown-Forman directors and executive officers are, with limited exceptions, prohibited from purchasing, selling, or otherwise acquiring or transferring, directly or indirectly, any equity security of Brown-Forman acquired in connection with his or her services or employment as a director or executive officer. These restrictions apply to your holdings both inside and outside of the Savings Plans.

These prohibitions apply in addition to the trading restrictions under Brown-Forman’s Insider Trading Policy. If you engage in a transaction that violates these laws and regulations, you may be required to disgorge your profits from the transaction, and you may be subject to civil and criminal penalties. Because of the complexity of the regulations and the severity of the penalties and other remedies, please contact me before engaging in any transaction involving Brown-Forman equity securities during the Blackout Period.

Please note the following:

•	The term “equity securities” is defined broadly to include Brown-Forman common stock, stock-settled stock appreciation rights (SSARs), and other derivatives.

•
Transactions covered by this trading restriction are not limited to those involving your direct ownership, but include any transaction in which you have a pecuniary interest (for example, transactions by your immediate family members living in your household).

•
Among other things, you are prohibited from exercising SSARs granted to you in connection with your services as a director or executive officer, selling Brown-Forman common stock acquired pursuant to such SSARs, selling Brown-Forman common stock originally received as a restricted stock unit grant or upon the vesting of restricted or performance-based restricted stock units, or selling shares of common stock to cover withholding taxes upon the vesting of restricted stock units or restricted or performance-based restricted stock units.

•
Although you are permitted to engage in transactions involving equity securities that were not acquired in connection with your services as a director or executive officer, there is a presumption that any such transactions are prohibited unless you can identify the source of the shares and show that you used the same identification for all related purposes, such as tax reporting and disclosure requirements.

If you have any questions, during the Blackout Period and for a period of two years thereafter, about the Blackout Period, its beginning or ending dates or the information in this notice, please feel free to contact me at Brown-Forman Corporation, 850 Dixie Highway, Louisville, Kentucky 40210, at Secretary@b-f.com, or at (502) 585-1100.